UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐  Definitive Proxy Statement
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NOVADIGM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Novadigm, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Novadigm, Inc.
Commission File No.: 000-26156

The following was filed by Novadigm, Inc. (“Novadigm”) with the Securities and Exchange Act Commission (“SEC”) under cover of a Current Report on Form 8-K on February 4, 2004 (the “Form 8-K”).

On February 4, 2004, Novadigm and Hewlett-Packard Company (“HP”) entered an Agreement and Plan of Merger (the “Merger Agreement”), attached to the Form 8-K as Exhibit 2, pursuant to which Norton Acquisition Corporation, a wholly-owned subsidiary of HP, will merge with and into Novadigm (the “Merger”), and Novadigm will become a wholly-owned subsidiary of HP. Directors and executive officers, and certain related stockholders of Novadigm have entered into voting agreements with HP and Novadigm, the form of which is attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Voting Agreements”), pursuant to which they have agreed to vote their shares of Novadigm common stock in favor of the Merger.

Pursuant to the Merger Agreement, each outstanding share of Novadigm common stock will be exchanged for the right to receive $6.10 in cash. Each outstanding option to acquire Novadigm common stock (a) held by a person who becomes an employee of HP upon consummation of the Merger will be assumed by HP, in which case the option will convert into an option to acquire common stock of HP in exchange for the Novadigm option, and (b) held by a person who does not become an employee of HP upon consummation of the Merger convert into the right to receive the difference between the exercise price per share of the option and $6.10 in cash or cancelled to the extent such option has an exercise price per share equal to, or greater than, $6.10. The Merger is conditioned upon, among other things, approval by Novadigm’s stockholders, clearance under applicable antitrust laws and other customary conditions. Novadigm currently expects that the Merger will be consummated by the beginning of Novadigm’s 2005 fiscal year, which commences April 1, 2004.

Novadigm intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Novadigm. Before making any voting or investment decision with respect to the merger, investors and stockholders of Novadigm are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Novadigm with the SEC, may be obtained free of charge at the SEC’s web site at <www.sec.gov>. In addition, investors and stockholders of Novadigm may obtain free copies of the documents filed with the SEC by contacting Novadigm Investor Relations,201-512-7809 or Novadigm 210-512-1000. You may also read and copy any reports, statements and other information filed by Novadigm at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Novadigm and HP and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Novadigm stockholders in favor of the merger. Certain executive officers and directors of Novadigm have interests in the merger, including retention bonuses, severance arrangements, acceleration of vesting of stock options and their ownership of Novadigm’s common stock, and their interests will be described in the proxy statement when it becomes available.